SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF
THE SECURITIES EXCHANGE ACT OF 1934

ADAGIO MEDICAL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	99-1151466 (I.R.S. Employer Identification No.)

26051 Merit Circle, Suite 102 Laguna Hills, CA (Address of principal executive offices)	92653 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, $0.0001 par value	The Nasdaq Capital Market

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement file number to which this form relates:
333-278811
Securities to be registered pursuant to Section 12(g) of the Act:
None

Item 1.	Description of Registrant’s Securities to be Registered

Adagio Medical Holdings, Inc., a Delaware corporation (the “Company”), hereby incorporates by reference the description of the shares of common stock, $0.0001 par value, of the Company, as set forth under the caption “Description of New Adagio Securities” in the prospectus forming a part of the Registration Statement on Form S-4, as originally filed with the Securities and Exchange Commission (the “Commission”) on April 19, 2024 (Registration No. 333-278811), including exhibits, and as subsequently amended from time to time (the “Registration Statement”). In addition, the above-referenced description included in any prospectus relating to the Registration Statement filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference herein.

The shares of common stock of the Company to be registered hereunder have been approved for listing on The Nasdaq Capital Market under the symbol “ADGM.”

Item 2.	Exhibits

Pursuant to the Instructions as to Exhibits for Form 8-A, no exhibits are required to be filed, because no other securities of the Registrant are registered on The Nasdaq Capital Market, and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: August 1, 2024	ADAGIO MEDICAL HOLDINGS, INC.

	By:	/s/ John Dahldorf
Name: John Dahldorf
Title: Chief Financial Officer